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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-11 of our report dated February 2, 2002, on our audit of the financial statements of Foundation Capital Resources, Inc. as of and for the fiscal year ended December 31, 2001, and as of and for the six months ended December 31, 2000.


/s/ BKD, LLP

April 18, 2002
Springfield, Missouri